UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported): September 18, 2007


                           AMERICAN EXPRESS COMPANY
            (Exact name of registrant as specified in its charter)



          New York                      1-7657                 13-4922250
-----------------------------  ------------------------    -------------------
(State or other jurisdiction   (Commission File Number)     (IRS Employer
     of incorporation                                      Identification No.)
     or organization)


       200 Vesey Street, World Financial Center
                  New York, New York                             10285
       ----------------------------------------               ----------
       (Address of principal executive offices)               (Zip Code)


      Registrant's telephone number, including area code: (212) 640-2000

                                      None
              ---------------------------------------------------
         (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]     Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)
[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act
         (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the
         Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the
         Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On September 18, 2007, American Express Company (the "Company") issued a press release announcing that it has agreed to sell its international banking subsidiary, American Express Bank Ltd. ("AEB"), to Standard Chartered PLC ("Standard Chartered"). A copy of such press release is furnished as Exhibit
99.1 to this Current Report on Form 8-K and is incorporated herein by reference.



CERTAIN FINANCIAL INFORMATION OF THE AMERICAN EXPRESS BANK LTD. & AMERICAN EXPRESS INTERNATIONAL DEPOSIT COMPANY ("AEIDC") BUSINESSES BEING SOLD

                                        As of
                                     June 30, 2007
                                   ---------------
Assets                              $21.3 billion
Equity Value                         $772 million

                                      Year Ended             Six Months Ended
                                  December 31, 2006            June 30, 2007
                                  -----------------          ----------------
After-tax income (loss)              $45 million               $(42) million

THE AMOUNTS ABOVE WILL NOT BE FULLY REPRESENTATIVE OF THE RESULTS THE COMPANY WILL ULTIMATELY PRESENT AS DISCONTINUED OPERATIONS DUE TO COSTS RELATED TO CERTAIN INTERCOMPANY ALLOCATIONS THAT WILL REMAIN IN CONTINUING OPERATIONS, AND DUE TO THE TIMING OF THE SALE OF AEIDC AS DISCUSSED IN THE ATTACHED PRESS RELEASE.


DISCONTINUED OPERATIONS

The operations of AEB will be reported by the Company as discontinued operations commencing with the third quarter of 2007. AEIDC will be included in discontinued operations one year prior to its sale to Standard Chartered, which is contracted to occur 18 months following the sale of AEB. All reported historical periods will be restated to reflect the discontinued operations classification.

LICENSES FOR AMERICAN EXPRESS CARD AND TRAVEL OPERATIONS

No card or travel businesses of the Company are part of the sale to Standard Chartered. In countries where certain card or travel operations are conducted through AEB or one of its subsidiaries, the Company is in the process of acquiring new licenses or transferring the operations to other subsidiaries of the Company. These countries include Argentina, Austria and India.

INVESTMENT PORTFOLIO

The underlying portfolio supporting the AEIDC certificate business includes $4.8 billion of investments (not including cash equivalents), of which the majority is invested in mortgage-backed securities, asset-backed securities and corporate obligations. These securities continue to produce the yields and cash flows that were expected at their time of purchase. The $50 million after-tax charge discussed in the attached press release is a result of the AEB transaction and its impact on the Company's strategy with respect to the holding period for certain investments supporting AEB's certificate business. The charge reflects the reduction in value within the AEIDC portfolio attributable to market interest rate movements since the date that the investment securities were purchased.

The charges related to the AEIDC investment portfolio discussed above are the result of this transaction's impact on management's investment strategy, which does not extend beyond the AEIDC portfolio.

A summary analysis of the Company's investment portfolio by legal entity is as follows at August 31, 2007:

(Millions, except percentages)

                                      Market    Market Value %
                     Book Value        Value          of Total  Unrealized Gain   Unrealized Loss
                     ----------       ------    --------------  ---------------   ---------------
AEB                      $3,046       $3,003               12%               $8             $(51)
AEIDC                     4,848        4,757               23%                4              (95)
All other                13,203       13,106               65%              121             (218)
                  --------------------------------------------------------------------------------
Total                   $21,097      $20,866              100%             $133            $(364)
                  ================================================================================

The following is a summary of the Company's investment portfolio, including the AEIDC and AEB components, classified as available-for-sale by security type at August 31, 2007:

(Millions, except percentages)
                                                                      Market Value
                                         Book Value   Market Value      % of Total  Unrealized Gain   Unrealized Loss
                                         ----------   ------------    ------------  ---------------   ---------------
State and Municipal                          $7,145         $7,030             34%              $91            $(206)
U.S. Government/Agencies                      5,075          5,098             24%               26               (3)
MBS/ABS                                       4,081          3,999             19%                6              (88)
Corporate                                     2,520          2,477             12%                5              (48)
Foreign government                              750            741              4%                3              (12)
Other (including time
  deposits over 90 days)                      1,526          1,521              7%                2               (7)
                                      --------------------------------------------------------------------------------
Total                                       $21,097        $20,866            100%             $133            $(364)
                                      ================================================================================

As a percentage of our total available-for-sale investment portfolio, the market value of the Company's total asset-backed holdings, which includes securities backed by assets other than residential mortgages, remained relatively constant at approximately 19 percent since December 31, 2006.

The following is a detailed breakdown of the Company's asset-backed holdings at August 31, 2007:

(Millions, except percentages)                                                                   Ratings
                                                  Book      Market      Unrealized        %         %        %
                                                 Value       Value     Gain/(Loss)       AAA       AA       BBB
ASSET-BACKED SECURITIES
-----------------------
Mortgages
   Subprime                                       $181        $177             $(4)      100%       -        -
   Prime                                            37          37               0       100%       -        -
                                           --------------------------------------------------------------------
Total Mortgages (including home equity)            218         214              (4)      100%       -        -
Other                                              233         232              (1)       98%       -        2%
                                           --------------------------------------------------------------------
ABS Total                                          451         446              (5)       99%       -        1%

COMMERCIAL MORTGAGE BACKED SECURITIES
-------------------------------------
CMBS Total                                         486         476             (10)       99%       1%       -
                                           --------------------------------------------------------------------

                                           --------------------------------------------------------------------
ABS and CMBS Total                                 937         922             (15)       99%       1%       -
                                           --------------------------------------------------------------------

MBS
---
Agency                                           2,279       2,231             (48)      100%       -        -
Non-Agency
    Alt-A                                          597         582             (15)       98%       2%       -
    Prime                                          268         264              (4)       91%       9%       -
                                           --------------------------------------------------------------------
Total Non-Agency                                   865         846             (19)       96%       4%       -

                                           --------------------------------------------------------------------
MBS TOTAL                                        3,144       3,077             (67)       99%       1%       -
                                           --------------------------------------------------------------------

                                           --------------------------------------------------------------------
TOTAL ASSET BACKED HOLDINGS                     $4,081      $3,999            $(82)       99%       1%       -
                                           ====================================================================



At August 31, 2007, approximately $922 million, or 23 percent of total asset backed holdings were backed by assets other than first-lien residential mortgages, including home equity, auto and student loans as well as commercial mortgages. Of these securities 99 percent were AAA-rated. The $177 million of subprime mortgages represented underlying assets within AAA-rated securities whose cash flows are heavily protected from possible credit problems in the underlying assets. The cash flows the Company receives from these securities exceed the coupon amounts; the excess amount has been retiring principal.

Of the $3.1 billion in securities backed by first residential mortgages: 99 percent were rated AAA and the remaining 1 percent are rated AA. There were no holdings rated below AA backed by residential first mortgages. These securities are valued by independent pricing services based upon observable market prices.

More than 72 percent of the securities backed by first residential mortgages, or $2.2 billion, were primarily guaranteed by three government-sponsored entities: Fannie Mae, Freddie Mac or Ginnie Mae. These consisted primarily of pass-through securities in which a mortgage pool's cash flows support one class of securities. A smaller portion involve securities in which a pool supports several classes of structured securities with different cash flow characteristics but identical credit characteristics as all classes are guaranteed by one of the agencies. The net unrealized loss in this portfolio was approximately $50 million as of August 31, 2007 and was due to changes in fixed rates.

The remaining non-agency securities backed by residential mortgages consisted of securities in structured transactions, or collateralized mortgage obligations. Of these securities 96 percent are rated AAA; the remaining 4 percent are rated AA. The net unrealized loss in these securities was approximately $20 million as of August 31, 2007.


THIS REPORT INCLUDES FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO RISKS AND UNCERTAINTIES. THE WORDS "BELIEVE," "EXPECT," "ANTICIPATE," "OPTIMISTIC," "INTEND," "PLAN," "AIM," "WILL," "MAY," "SHOULD," "COULD," "WOULD," "LIKELY" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. AMERICAN EXPRESS UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO: (I) THE UNDERLYING ASSUMPTIONS AND EXPECTATIONS RELATED TO THE TRANSACTION PROVING TO BE INACCURATE OR UNREALIZED, INCLUDING, AMONG OTHER THINGS, THE LIKELIHOOD OF AND EXPECTED TIMING FOR COMPLETION OF THE TRANSACTION, THE PROCEEDS TO BE RECEIVED BY AMERICAN EXPRESS IN THE TRANSACTION AND THE TRANSACTION'S IMPACT ON THE EARNINGS OF AMERICAN EXPRESS; (II) FLUCTUATIONS IN INTEREST RATES, WHICH CAN IMPACT THE VALUE OF THE INVESTMENTS OF AMERICAN EXPRESS; (III) THE ACCURACY OF ESTIMATES MADE BY MANAGEMENT IN CONNECTION WITH THE TRANSACTION AND (IV) ACCOUNTING CHANGES.



Exhibit

99.1     Press Release dated September 18, 2007.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       AMERICAN EXPRESS COMPANY
                                       (REGISTRANT)

                                       By /s/ Stephen P. Norman
                                          --------------------------
                                           Name:  Stephen P. Norman
                                           Title: Secretary

Date:   September 18, 2007

                                 EXHIBIT INDEX

Item No.     Description
--------     -------------------
99.1         Press Release dated September 18, 2007.